NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Issues Shareholder Letter and CEO Presentation

Corpus Christi, TX, February 7, 2017 - Uranium Energy Corp (NYSE MKT: UEC, the "Company") is pleased to provide the following letter to its shareholders from President and CEO, Amir Adnani.

Dear Shareholder,

On behalf of management and the board of directors, I am pleased to report our 2017 outlook for the Company.

Before all else, I want you to know how much I appreciate your support as a shareholder and your confidence in management. Thank you!

A corner is turning in the uranium market. You can see this in the improving price for spot uranium which is up over 40% in just two months. Several factors are contributing to major change:

         I believe the best place to start is a video link, provided below, to a short presentation I recently delivered, addressing the latest positive developments in the uranium market as well as UEC's strategy, current activities and milestones.

  http://www.uraniumenergy.com/featured-video/

         On the supply side of the uranium market, in late 2016 the uranium price dropped to a 12-year low and made many industry analysts question when we would see more production cuts by major producers. It didn't take long, and in early January 2017 the world's largest uranium miner, Kazatomprom, Kazakhstan's national uranium company that produces 40% of the world's annual supply, announced a 10% reduction in uranium production. This single action will reduce global output by approximately 4%, and comes on the heels of previous production cutbacks announced by other uranium producers in 2016.

         On the demand side, the global growth in nuclear power capacity is clear with 60 reactors under construction worldwide. Over 20 mega-cities in Asia are facing serious air pollution crises which cannot be resolved without emission-free baseload electricity generation that only nuclear power provides. Additionally, US utilities are expected to significantly increase their spot market and long term contracting in 2017 to fill their near-term and long-term uranium requirements. The last major contracting cycle occurred in the 2005-2010 period, with many of those contracted commitments rolling off today. That period saw the uranium price react strongly and reach all-time highs.

         The new US Administration takes energy independence seriously. Far and away, the most foreign-dependent US energy sector is imported uranium for nuclear power. US nuclear power accounts for 64% of the country's clean air electricity. The US imports 95% of its uranium, much of it from countries with elevated geopolitical risk. Domestically mined US uranium is taking on an entirely new and urgent strategic significance to American interests and energy security.

         The recent appointment of Rick Perry, former governor of Texas, as US Secretary of Energy, demonstrates the new administration's interests in developing clear pro-active measures to transform US energy policy. UEC's 12-year history coincided with Governor Perry's policies to expand energy industries in Texas. During his tenure as Governor we made significant progress, permitting two ISR uranium mines, achieving uranium production in late 2010, and making a new discovery at our Burke Hollow Project in Bee County, Texas.

         UEC is fortunate to have a senior management team possessing a wealth of experience in both US and international uranium mining and government policy. Spencer Abraham, our executive chairman, served as the tenth US Energy Secretary in the George W. Bush Administration, devising and successfully implementing the first national energy policy in the US since the 1980's. Our Executive VP, Scott Melbye and Senior Advisor, Harry Anthony are past and current Presidents of the Uranium Producers of America, respectively. Mr. Melbye is a 30-year veteran of the uranium industry and in recent years has provided expert testimony to the House Oversight Committee on domestic uranium issues.

  Ideally Positioned

  As market forces unfold, UEC is strategically positioned to help fill the growing demand for uranium with licensed, low-cost operations in stable jurisdictions and a strong balance sheet.

  The Company has the infrastructure advantage with our fully licensed, state-of-the-art Hobson Processing Plant and a focus on a low-cost, environmentally friendly method of uranium extraction (ISR or In-Situ Recovery). To learn more about the ISR mining method, please visit this video on our website: http://www.uraniumenergy.com/projects/isr-mining. Utilizing the ISR method, we are positioned to be among the lowest cost producers in the industry.

  UEC is unique in being a 100% unhedged producer, as we have purposefully avoided restrictive contracting and price ceilings with utilities during the bottom of the price cycle. This will give our investors maximum leverage and reward as uranium prices move higher.

  To fulfill this strategy and due to the weakness in uranium prices over the last few years, we undertook a strategic decision to place uranium extraction on stand-by to preserve our resources, while capitalizing on this period to grow our asset base and advance our key projects through permitting. As the market improves, we are ready to re-start our operations quickly when pricing is favorable.

  Lastly, we have a solid balance sheet as required to be a leading player in the coming uranium bull market. Last month, we completed an over-subscribed $26 million financing with strong interest from existing and new shareholders.

  South Texas Hub-and-Spoke Operations

  UEC is executing a 'hub-and-spoke strategy' in South Texas where the Company controls five wholly-owned, ISR projects surrounding our Hobson processing plant with its two-million-pound-per-year capacity. Of the five projects, Palangana is permitted, built and production-ready. Goliad is fully permitted for extraction within its first production area. Burke Hollow is expanding in scale while progressing towards final permitting for initial production.

  Of note, Burke Hollow is a new discovery made by our exploration team in 2012 and, since that time, we have drilled over 500 holes to define the current resource*. We have near-term plans to initiate a new drilling program at Burke Hollow of up to 100 delineation and resource* expansion holes. This drilling program will use our proprietary PFN drilling probes -- an innovative low-cost technology for drilling in the South Texas uranium belt. A study by the US Geological Survey ranks the South Texas Uranium Belt amongst the least explored and most prospective regions in the world for additional uranium discoveries.

  A Pipeline of Projects for Additional Expansion

  The Company controls an additional 6 projects in the southwestern US with assets such as the large Anderson Project in central Arizona and our Slick Rock Project in southwestern Colorado. In Paraguay, we maintain a district-scale potential with one of the largest in-situ recoverable property positions in the world with over 750,000 acres in exploitation and exploration licenses at our Yuty and Oviedo Projects. Total historic exploration expenditures are over $50 million and include ~100,000 meters of drilling.

  Additionally, UEC announced in March 2016, that the Company had entered into an agreement to acquire new non-uranium properties in Paraguay from CIC Resources. We are currently assessing several possible options to maximize shareholder value from this accretive acquisition, which is expected to be finalized in the coming months.

  These and other pipeline projects demonstrate that UEC is prepared, well positioned and highly leveraged to a higher price of uranium.

  For details of UEC's Project Portfolio including 43-101 Resource Reports * **, see the following section of our website: http://www.uraniumenergy.com/projects

  UEC Leadership in Our Industry

  Senior management is active and plays a leading role in shaping uranium policy in the US and other key international markets. Various members of our team act as advisors, speakers and board members for domestic and global uranium industry organizations, including the International Atomic Energy Agency, World Nuclear Fuel Market, Nuclear Energy Institute, and the Uranium Producers of America.

  Thank you again for your confidence in management's strategy. We encourage and appreciate your ongoing support. Call me directly, or our Investor Relations department, with any questions or comments that you might have as the year ensues. Please call 1-866-748-1030 any time or email info@uraniumenergy.com. Visit our website at www.uraniumenergy.com to keep current on all our activities and be sure that you register your email there to receive the latest news.

  Yours truly,

  "Amir Adnani"

  President & CEO

  About Uranium Energy Corp

  Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company's fully-licensed Hobson processing facility is central to all of its projects in South Texas, including the Palangana ISR mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project. Additionally, the Company controls a pipeline of advanced-stage projects in Arizona, Colorado and Paraguay. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

  Contact Uranium Energy Corp Investor Relations at:
  Toll Free: (866) 748-1030
  Fax: (361) 888-5041
  E-mail: info@uraniumenergy.com

  Stock Exchange Information:
  NYSE MKT: UEC
  Frankfurt Stock Exchange Symbol: U6Z
  WKN: AØJDRR
  ISN: US916896103

  Safe Harbor Statement

  * The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

  ** It must be stressed that the exploration targets referred to herein and their related projections of potential quantity and grade are extremely conceptual in nature, that there has been insufficient exploration to define a mineral resource and it is uncertain if further exploration will result in the ability to estimate uranium mineral resources.

  Except for the statements of historical fact contained herein, the information presented in this letter constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and should be viewed as "forward-looking statements". Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this letter.